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                                                                   EXHIBIT 23.2

[KPMG LOGO]


The Board of Directors
Citizens, Inc.:


We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4, SEC File No. 333-16163.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Dallas, Texas

February 3, 1997